UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 27, 2006

Date of Earliest Event Reported:  February 21, 2006

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –Registrant’s Business and Operations

Item 1.01.                                          Entry Into a Material Definitive Agreement.

1.                                       On February 21, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sauer-Danfoss Inc. (the “Company”) approved an increase resulting in the base salary for each named executive officer of the Company, effective April 1, 2006 for the named executive officer located in Europe and effective April 3, 2006 for named executive officers located in the United States, as set forth below:

Named Executive Officer	Position	Effective Date of Increase	Base Salary as of Effective Date

David J. Anderson	President and Chief Executive Officer	April 3, 2006	$577,500.00

James R. Wilcox	Executive Vice President and Chief Operating Officer	April 3, 2006	$432,500.00

Karl J. Schmidt	Executive Vice President and Chief Financial Officer	April 3, 2006	$300,000.00

Hans J. Cornett	Executive Vice President – Sales and Marketing	April 3, 2006	$285,000.00

Thomas K. Kittel	Vice President – Propel Products	April 1, 2006	$262,259.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE:	February 27, 2006
		By:	/s/ Kenneth D. McCuskey
		Name:	Kenneth D. McCuskey
		Title:	Vice President and Chief Accounting Officer